Exhibit 99.1

Intelligent Bio Solutions Receives Non-Dilutive Grant Funding of USD $1.43 Million

Grant Funding received to date from the Australian Federal Government totals USD $3.25 million

NEW YORK, June 20, 2023 — Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced it has received a second progress payment of USD $1.43 million as part of a scientific grant awarded to the Company in 2021 for USD $4.7 million, as announced by the Company on July 8, 2021. The latest payment brings the total funds received to date to USD $3.25 million. The Medical Products Priority Grant, from the Australian Federal Government’s Department of Industry, Science, Energy and Resources’ Modern Manufacturing Initiative, which is subject to conditions and achieving certain deliverables, was awarded to fund the establishment of a state-of-the-art Australian medical device manufacturing facility. The Australian Government identified the project as one of six National Manufacturing Priorities under the Modern Manufacturing Strategy (MMS).

“We are grateful for the continued support from the Australian Federal Government,” said Harry Simeonidis, President and CEO of Intelligent Bio Solutions. “This second progress payment demonstrates the Australian Government’s commitment to the development of high-tech medical devices and solutions by Australian medical companies.”

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (the “Company”) (Nasdaq: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company’s Intelligent Fingerprinting Drug Screening System is revolutionizing portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. This highly accurate, hygienic, and cost-effective system screens for recent use of drugs commonly found in the workplace, including opioids, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology is a valuable tool for employers in safety-critical industries. Additionally, the Company’s biosensor platform is being expanded to test for up to 130 indications, ranging from glucose to immunological conditions and communicable diseases. The Company’s current customer segments include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit http://www.ibs.inc/

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully complete construction of a manufacturing facility and commence production in Australia, develop and commercialize drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

Investor Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com

Media Contact:

Cheryl Billson

Comma Communications

cheryl.billson@commacomms.com